UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2010

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200
Calabasas, California	91302
(Address of Principal Executive Offices)	Zip Code

(818) 591-0776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 16, 2010, the following proposals were submitted to our shareholders at our annual meeting of shareholders:

1.
a proposal to elect as Class II directors for terms expiring in 2013, and until their respective successors are duly elected and qualified, the following three nominees recommended by our board of directors: Aaron Cohen, Dr. John Foster and Dan Yates;

2.	a proposal to amend the 2006 Equity Incentive Plan to increase the number of shares reserved for issuance under the plan from 300,000 to 1,800,000; and

3.	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011.

The proposals are more fully described in our proxy statement delivered to our shareholders entitled to notice of and to vote at our annual meeting of shareholders.

The final voting results of each proposal follows:

Proposal 1 - Election of Directors: Our shareholders elected each of Aaron Cohen, Dr. John Foster and Dan Yates as Class II directors for terms expiring in 2013, and until their respective successors are duly elected and qualified. Votes cast were as follows:

Director	Votes For	Withheld	Broker Non-Votes
Aaron Cohen	5,514,564	2,087,374	967,881
Dr. John Foster	5,432,377	2,169,561	967,881
Dan Yates	5,414,499	2,187,439	967,881

Proposal 2 – Amendment of 2006 Equity Incentive Plan: Our shareholders did not approve an amendment to the 2006 Equity Incentive Plan to increase the number of shares reserved for issuance under the plan from 300,000 to 1,800,000. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
3,352,146	4,237,957	11,835	967,881

Proposal 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
6,629,971	1,907,831	32,017	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2010	National Technical Systems, Inc.

	By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Senior Vice President Chief Financial Officer